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                                                                    EXHIBIT 99.3

FOR IMMEDIATE RELEASE

January 11, 2001
                                                            Contact:
Sheldahl, Inc.                                              Troy McCombs
1150 Sheldahl Road                                          Coltrin & Associates
Northfield, MN  55057                                       (212) 221-1616


                    SHELDAHL ANNOUNCES ORGANIZATIONAL CHANGES
                           FOLLOWING MERGER WITH IFT

          COMPANY CREATES TWO BUSINESS UNITS TO SIMPLIFY OPERATIONS AND
            INCREASE CUSTOMER FOCUS; NEW SENIOR EXECUTIVES ANNOUNCED


Northfield, MN - January 11, 2001 - Sheldahl Inc. (NasdaqNM: SHEL) today announced organizational changes following its recent merger with International Flex Technologies Inc. (IFT). The Company said it will combine its Longmont, Colorado operation with the former IFT operation in Endicott, New York and will call the new business unit International Flex Technologies. The Company also announced that it has created a second business unit, which will be called Sheldahl Materials and Flex Interconnects (SMFI).

Donald R. Friedman, in addition to his responsibilities as Sheldahl Chief Executive Officer, will become the acting President of IFT. In addition, William
E. Offenberg has been appointed President of SMFI. With the resignation of Jill Burchill as Chief Financial Officer, Peter Duff has been named Vice President of Finance for Sheldahl.

"The formation of these two business units will simplify our business, improve customer focus and strengthen our ability to execute in a timely manner," said Mr. Friedman. "We


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are also pleased to have executives of the stature and experience of Bill
Offenberg and Peter Duff join the team. Their respective operating and financial expertise will be invaluable in guiding Sheldahl to an ever stronger position in the marketplace."

Prior to joining Sheldahl, Mr. Offenberg served in a number of senior executive positions. He served as President and Chief Executive Officer of Gatan International, the world's leading manufacturer of digital imaging and analytical instrumentation for transmission electron microscopy. Previously, he was President of Spectra Physics, a leading manufacturer of chromatography systems.

Peter Duff joined International Flex Technologies as Chief Financial Officer when the company was formed. Previously, Mr. Duff was Chief Operating Officer of Sunlite Casual Furniture, Executive Vice President of EJ Footwear, a U.S. Industries (USI) company, and was Group Chief Financial Officer for several other USI companies.

SMFI produces specialty materials and flexible interconnect products for automotive, computer, telecommunications, aerospace and industrial companies worldwide. IFT produces fine-line flex circuits for leading edge electronics companies worldwide for use in consumer and business electronics products.

ABOUT SHELDAHL

Sheldahl Inc. is a leading producer of high-density substrates, high quality flexible printed circuitry, and flexible laminates primarily for sale to the automotive electronics and data communications markets. The Company, which is headquartered in Northfield Minnesota, has operations in Northfield: Longmont, Colorado; Endicott, New York; South Dakota; Toronto, Ontario, Canada; and Chihuahua, Chih., Mexico. Sheldahl's


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Commons Stock trades on the Nasdaq National Market tier of the Nasdaq Stock
Market under the Symbol: SHEL. Sheldahl news and information can be found on the World Wide Web at http://www.sheldahl.com.

The discussion above contains statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements by their nature involve substantial risks and uncertainties as described by Sheldahl's periodic filings. Actual results may differ materially depending on a variety of factors, including, but not limited to the following: the achievement of Sheldahl's projected operating results, the achievement of efficient volume production and related sales revenue results at Longmont, the ability of Sheldahl to integrate its Longmont operations with the former IFT operations. Additional information with respect to the risks and uncertainties faced by Sheldahl may be found in, and the prior discussion is qualified in its entirety by, the Risk Factors contained in the Company's filings with the Securities and Exchange Commission including Sheldahl's Annual Report, Form 10-K for the fiscal year ended September 1, 2000, and other SEC filings. Sheldahl does not undertake any obligation to update any such factors or to publicly announce developments or events relating to the matters described herein.

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